Exhibit 99.1

Pillarstone Capital REIT Provides Update on its Operations and Financial Statements

And Whitestone REIT’s August 2022 Abrupt Termination of Services

HOUSTON, TX, March 31, 2023 – Pillarstone Capital REIT (“we” or “us”), a real estate investment trust engaged in investing in, owning and operating commercial properties, today provided an update on its operations and efforts to complete its past due third quarter 2022 financial statements including independent review by our auditors and the annual audit of our 2022 financial statements.

In August 2022, Whitestone REIT (NYSE: WSR), on behalf of its subsidiary Whitestone TRS, Inc., abruptly terminated its management agreements with us. Whitestone REIT and its Whitestone REIT Operating Partnership, L.P. (“Whitestone OP”) and Whitestone TRS, Inc. subsidiaries are referred to as “Whitestone REIT”.

Under these management agreements, Whitestone REIT was responsible for all day-to-day operations, such as:

●	providing management, leasing, and maintenance personnel to operate our real estate assets;
●	invoicing and collecting monthly rent from the tenants and pursuing collection from delinquent tenants;
●	paying monthly invoices to vendors, including loan payments to lenders;
●	maintaining monthly accounting records and providing monthly operating statements for each real estate asset;
●	contracting to have an annual audit performed of the financial statements, preparing workpapers for the annual audit, and assisting the auditors to complete our annual audit;
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assisting in the preparation of the annual tax returns for us, our Pillarstone Capital REIT Operating Partnership LP (“Pillarstone OP”) subsidiary, and the subsidiary owners of the real estate assets; and

●	assisting in the preparation of our SEC financial reports and other filings.

These activities were conducted by Whitestone REIT using their own employees, processes, and systems and in some cases, third-party providers for services they sub-contracted to perform.

We had previously communicated to Whitestone REIT our plan to internalize the management of our real estate assets, but we had not made efforts to terminate the management agreements or transition the management activities. However, Whitestone REIT stated in its notice letter that while it had not received written notice of the termination of the management agreements, it “confirms receipt of your intent to terminate, and hereby confirms termination of the Agreements effective 30 days from” July 19, 2022.

This thirty-day notice period was insufficient because Whitestone REIT did not provide the operation and financial database of our information and did not provide for an orderly transition of Whitestone REIT’s responsibilities. The services under the management agreements were extensive and material to the operation of our business, our accounting and financial reporting. The management functions as operated by Whitestone REIT were deeply co-mingled with Whitestone REIT’s management functions for its own business and have been difficult, expensive, and time-consuming to separate. As a result, Whitestone REIT did significant damage to us by its intentional actions. Specifically, Whitestone REIT:

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Removed our access to all operations, accounting, and financial reporting systems intentionally causing harm to landlord-tenant relations at all of our properties. They immediately ceased daily accounting responsibilities and exported our general ledger history into disparate and unorganized Microsoft Excel files;

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Copied more than 27,000 files into poorly organized and incomplete electronic folders containing Adobe PDF, Microsoft Excel and other file formats not easily available, and in some situations not readable by industry standard software, as source documents or historical filings and accounting records;

●	Ceased daily managerial responsibilities without documentation of key processes and communicating the status of incomplete items;
●	Neglected routine proper maintenance of our real estate assets while under their management; and
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Left our properties with numerous tenant life and health safety concerns requiring our immediate attention to correct; specifically, infestations, long ignored roof leaks causing property and mold damage, and electrical, water and security systems neglect.

Exhibit 99.1

Prior to receiving the termination notice, we had anticipated an orderly transition of the management of the real estate assets over an appropriate timeframe, particularly as Whitestone OP owns 81.4% of Pillarstone OP as a limited partner. As a result, we were materially and adversely affected by Whitestone REIT’s abrupt termination of the management agreements, incomplete and inadequate delivery of books and records and other materials required to be delivered under the management agreements, and the failure to provide for an appropriate transition. We had no way to continue our accounting and financial reporting responsibilities as a public company. Further, for several months following the abrupt termination of services by Whitestone REIT, we were unable to systematically invoice our tenants and pursue collection of delinquent accounts.

Within days after the termination of the management agreements by Whitestone REIT, we internalized management and began to manage our real estate assets and our business without an external management company. This process has involved commencing a selection process for an enterprise resource planning, or ERP, system of our own. We immediately hired an experienced management team with prior experience working with our property portfolio. Our newly assembled leadership team quickly engaged consultants (a) to assist us in implementing the newly selected ERP system, (b) to analyze, reconcile and transform historical data obtained from Whitestone REIT into a usable format for our new system and (c) to design procedures for regular accounting closes and preparation of accurate and reliable financial statements for our shareholders and other stakeholders. We also began:

●	recruiting and engaging consultants and employees for maintenance and leasing of our real estate assets;
●	evaluating the life safety and deferred maintenance issues that arose and were inadequately addressed, if at all, by Whitestone REIT during the term of the management agreements;
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communicating with tenants and vendors regarding the change in management. The abrupt termination of the management agreements caused some confusion among tenants and vendors regarding payment issues and responsibility to take actions. We have learned that many tenants were not pleased with the services they received from Whitestone REIT during the term of the management agreements, and we have tried to assure them that our internalization of management will lead to improvements for them as tenants of Pillarstone-managed properties. In addition, we have been transitioning vendor relationships from entangled transactions with Whitestone REIT properties arising from arrangements and contracts Whitestone REIT entered into during the term of the management agreements. For example, on August 19, 2022, Whitestone REIT dropped our properties from their insurance, and we have obtained a separate insurance and risk management package; and

●	evaluating the redevelopment plans that were developed but left dormant during the term of the management agreements.

While this process is underway, we are directing the maintenance and operations of our real estate assets and taking steps available to us to address the significant deferred maintenance and neglect of our assets which occurred while under Whitestone REIT’s management.

As a result of Whitestone REIT’s unwillingness to have a collaborative and planned transition, we were unable to timely file our Quarterly Report on Form 10-Q for the period ended September 30, 2022 and Annual Report on Form 10-K for the year ended December 31, 2022. We are continuing to rebuild our accounting and financial reporting system and intend as soon as possible to resume timely filing of our current, quarterly and annual reports under the Securities Exchange Act of 1934, as amended, and to file any delinquent reports, including the reports previously discussed. We cannot provide assurance at this time as to when we will be able to resume such filings. We anticipate our independent registered public accounting firm will soon commence required quarterly review and annual audit procedures during the second quarter of 2023.

Legal Matters

On July 12, 2022, we were named as a defendant in a lawsuit filed in the Court of Chancery of the State of Delaware by Whitestone OP. The suit challenges our rights agreement, dated as of December 27, 2021 (as the same may be amended from time to time, the “Rights Agreement”), between us and American Stock Transfer & Trust Company, LLC, as rights agent, and claims that our adoption of the Rights Agreement breached the Pillarstone OP Amended and Restated Agreement of Limited Partnership, and that we breached our fiduciary duties as general partner of Pillarstone OP to Whitestone OP and breached the implied covenant of good faith and fair dealing under the Amended and Restated Agreement of Limited Partnership. On July 21, 2022, Whitestone OP filed a Motion to Preserve the Status Quo requesting broad restrictions on our ability to conduct our business, including buying properties, enforcing the Rights Agreement, incurring expenses, or engaging in transactions. We believe that these allegations are without merit and intend to vigorously defend against them. However, the outcome of this lawsuit is unpredictable and could result in substantial costs to us.

Exhibit 99.1

Based upon various issues, including those discussed in this news release, we filed a lawsuit on September 16, 2022, in Harris County, Texas, against Whitestone REIT alleging, among other things, breach of the Pillarstone OP limited partnership agreement and fiduciary duty and breach of the management agreements.

The Status Quo Order prevents Whitestone OP from exercising its redemption right. In addition, our amended petition in the Texas lawsuit argues that Whitestone’s material breaches of contract and fiduciary duty operate to discharge and/or excuse any obligation to perform under the redemption provisions of the Pillarstone OP limited partnership agreement.

We filed motions requesting relief from the Status Quo Order to permit us to sell our Corporate Park Woodland II property and use the approximate $2.85 million net sale proceeds to address the significant life and safety building system repairs and replacements to protect and enhance the value of our portfolio. The Delaware court has approved the sale so long as the proceeds from the sale are escrowed until the validity of the Rights Agreement is resolved, or the proceeds are distributed to the Partnership’s members after the sale. Whitestone REIT has objected to any use of the funds other than as directed by court order.

Whitestone REIT has indicated to us that it intends to exercise its redemption right and stated publicly that it intends to monetize its investment in Pillarstone OP. If Whitestone REIT is permitted to exercise its redemption right for cash amounts, we may not have the cash available to pay such amounts and may be required to sell one or more of our real estate assets to satisfy this obligation, which may cause us to sell some or all of our real estate assets at below fair market value and otherwise have a material adverse effect on our liquidity and financial condition and our ability to operate and improve our real estate assets.

Based on Whitestone REIT’s performance under the management agreements and their public statements regarding their intentions for their interest in Pillarstone, we do not believe that Whitestone REIT’s actions in connection with the exercise of the redemption rights will respect the rights of the holders of our common shares. The Pillarstone OP limited partnership agreement expressly provides that in the event of a conflict between the interests of the limited partners (Whitestone OP as the sole limited partner) and our shareholders, we shall act in the interests of our shareholders, and we shall not be liable for monetary or other losses sustained, liabilities incurred or benefits not derived by the limited partners in connection therewith. Accordingly, we intend to vigorously defend the Delaware action and to vigorously pursue the Texas action to seek damages from Whitestone REIT due to its violations of the management agreements and fiduciary duties and to protect our shareholders from the further harms that Whitestone REIT has indicated it intends to inflict on us and our shareholders.

This litigation has been and is expected to continue to be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of these proceedings are difficult to predict. As a result, future adverse rulings, settlements, or unfavorable developments could result in charges that could have a material adverse effect on our business, results of operations or financial condition.

In January 2022, Whitestone REIT terminated, purportedly with cause, James Mastandrea from his position as Chief Executive Officer of Whitestone REIT. Mr. Mastandrea also serves as a trustee of Pillarstone. In February 2022, Mr. Mastandrea filed suit against Whitestone REIT and certain of its trustees and officers in the District Court of Harris County, Texas, alleging claims relating to the termination of his employment and seeking up to $25 million in damages and equitable relief. This lawsuit is ongoing at the time of this release. In addition, Mr. Mastandrea is involved in ongoing divorce proceedings with Christine Krombeen Mastandrea, who was Whitestone’s Executive Vice President of Corporate Strategy at the time of Mr. Mastandrea’s termination, and was appointed as Whitestone REIT’s Chief Operating Office shortly thereafter. While we are not involved in those proceedings, we believe that these developments may impact our relationship with Whitestone REIT.

Exhibit 99.1

Operational Update

Our executive management team worked to restore normal operations and leasing activities quickly after Whitestone REIT’s unanticipated termination of their managerial services. Many of our actions were affected by a lack of usable information being made available to us on a timely basis.

We discovered significant deferred maintenance and neglect of our assets had occurred under Whitestone REIT’s management. Our efforts to address these matters have in some cases been stymied by Whitestone REIT’s litigation against us in Delaware where the court has limited our ability to incur expenses above low threshold amounts for the types of expenses a company in our industry could expect to incur in the ordinary course of business. Our legal and professional fees have increased substantially as we address the internalization of management and the litigation matters discussed in this release.

Uptown Tower is our only financed property. The mortgage payable on this property had a balance of approximately $14.6 million at December 31, 2022. Whitestone OP is a guarantor of this mortgage loan. We have made monthly payments to the lender to keep the loan current. The mortgage loan matures on October 1, 2023, and we cannot provide any assurance that we will be able to obtain new financing for our Uptown Tower property before the scheduled maturity of our present mortgage loan, though we are working diligently to find alternative financing.

The following table presents preliminary operational and financial data as of or for the nine months ended September 30, 2022 and the year ended December 31, 2022. This data may change as we continue our efforts to complete our financial statements.

	As of or For the Nine Months Ended September 30,		As of or For the Year Ended December 31,
	2022	2021	2022	2021
Operational data:
Number of properties	8	8	8	8
Aggregate gross leasable area (sq. ft.)	926,798	926,798	926,798	926,798
Ending occupancy rate	54%	59%	54%	58%

Statement of operations data (in thousands):
Total revenues	$6,696	$6,843	$8,843	$9,273
Legal and professional fees	735	150	1,078	261

Balance sheet data (in thousands):
Cash and cash equivalents	$5,172	$5,146	$4,957	$5,206
Notes payable	14,803	14,988	14,641	14,920

Other data:
Number of common shares outstanding at end of period	657,084	605,559	657,084	657,084
Noncontrolling ownership of Pillarstone Capital REIT Operating Partnership LP by Whitestone OP	81.4%	81.4%	81.4%	81.4%

Exhibit 99.1

The following table sets forth certain information relating to each of our properties owned.

			Gross
		Year Built/	Leasable	Percent Occupied At
Community Name	Location	Renovated	Area	9/30/2022	12/31/2022	3/31/2023
9101 LBJ Freeway	Dallas	1985	125,874	49%	49%	45%
Corporate Park Northwest	Houston	1981	174,359	76%	75%	73%
Corporate Park Woodland II	Houston	2000	14,344	83%	83%	83%
Holly Hall Industrial Park	Houston	1980	90,000	58%	58%	67%
Holly Knight	Houston	1984	20,015	86%	75%	70%
Interstate 10 Warehouse	Houston	1980	151,000	6%	6%	6%
Uptown Tower	Dallas	1982	253,981	54%	54%	56%
Westgate Service Center	Houston	1984	97,225	83%	83%	83%

Total / Weighted Average			926,798	54%	54%	54%

We are unable to make a more expanded disclosure of our financial position and results of our operations at this time as our work to restore our accounting and financial reporting processes and systems continues. Since Whitestone REIT’s August 2022 termination of management activities, we have backfilled the spaces vacated in our portfolio thereby maintaining occupancy and renewing many tenants that had previously given notice to Whitestone REIT of their intention to either terminate their leases or vacate upon expiration because of various Whitestone REIT management and leasing issues.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Pillarstone Capital REIT’s expectations or beliefs concerning guidance, future events, anticipated revenue, macroeconomic trends, the outcome of litigation, costs and expectations regarding efforts to internalize its operations and management and the present status of its mortgage loan indebtedness. It is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of Pillarstone Capital REIT’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, risks related to ongoing legal actions brought against Pillarstone Capital REIT in the Delaware courts and its Status Quo Order limiting our ability to address operational and capital expenditures to renew our larger tenants, that any potential future transaction is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, and that our efforts to internalize management may not result in the intended benefits or may result in unexpected costs or liabilities. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pillarstone Capital REIT does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pillarstone Capital REIT to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Pillarstone Capital REIT’s filings with the Securities and Exchange Commission (“SEC”). The risk factors and other factors noted in Pillarstone Capital REIT’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.